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[LOGO]

July 24, 1998

Mr. Brendan Amyot
Chief Operating Officer
Vice President Marketing
TheStreet.com
2 Rector Street, 14th Floor
New York, NY 10006

Dear Brendan:

I am writing to specify that, pursuant to Section 1.1 ("Launch Date") of the Interac tive Services Agreement effective as of April 16, 1998, between TheStreet.com, L.L.C. and America Online, Inc. (the "Agreement"), the "Launch Date" referred to in Section 1.1 of the Agreement was July 23, 1998. We're really excited to have you on board. Please feel free to call me at any time, I can be reached at 703-265-1089.

Best Regards,

/s/ Alison Klein
----------------
Alison Klein
Account Manager
America Online, Inc.

cc:      Rob Krupika
         Rob Shenk
         David Arsenault
         Dori Solomon